As filed with the Securities and Exchange Commission on June 23, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                             iNTELEFILM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          MINNESOTA                                     41-1663712
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                            5501 EXCELSIOR BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55416
          (Address, including Zip Code, of Principal Executive Offices)

                  iNTELEFILM CORPORATION 2000 STOCK OPTION PLAN
          iNTELEFILM CORPORATION 1999 BROAD-BASED STOCK INCENTIVE PLAN
           iNTELEFILM CORPORATION NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full Title of the Plans)

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

JAMES G. GILBERTSON                         COPIES TO:
Chief Operating Officer
iNTELEFILM Corporation                      AVRON L. GORDON, ESQ.                    JILL J. THEIS, ESQ.
5501 Excelsior Boulevard                    BRETT D. ANDERSON, ESQ.                  General Counsel and Secretary
Minneapolis, Minnesota 55416                Briggs and Morgan, P.A.                  iNTELEFILM Corporation
(612) 925-8840                              2400 IDS Center                          5501 Excelsior Boulevard
(Name, Address and Telephone                Minneapolis, Minnesota 55402             Minneapolis, Minnesota 55416
Number of Agent for Service)                (612) 334-8400                           (612) 925-8894

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

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                        PROPOSED       PROPOSED
                                                                                         MAXIMUM        MAXIMUM
                                                                       AMOUNT TO        OFFERING       AGGREGATE       AMOUNT OF
                                                                           BE           PRICE PER      OFFERING      REGISTRATION
        TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           REGISTERED(1)        SHARE          PRICE            FEE
====================================================================================================================================
iNTELEFILM CORPORATION 2000 STOCK OPTION PLAN
  Options to purchase common stock................................      500,000            N/A            N/A             N/A
  Common stock (par value $0.02 per share)........................   500,000 shares     $2.25 (2)     $1,125,000        $297.00
iNTELEFILM CORPORATION 1999 BROAD-BASED STOCK INCENTIVE PLAN
  Options to purchase common stock................................      400,000            N/A            N/A             N/A
  Common stock (par value $0.02 per share)........................   400,000 shares     $2.25 (2)      $900,000         $237.60
iNTELEFILM CORPORATION NON-QUALIFIED STOCK OPTION AGREEMENT
  Options to purchase common stock................................      100,000            N/A            N/A             N/A
  Common stock (par value $0.02 per share)........................   100,000 shares     $2.06 (3)      $206,000         $54.38

====================================================================================================================================
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(1)      This Registration Statement shall also cover any additional shares of common stock which become issuable under the iNTELEFILM Corporation
         2000 Stock Option Plan, the iNTELEFILM Corporation 1999 Broad-Based
         Stock Incentive Plan and the iNTELEFILM Corporation Non-Qualified Stock
         Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)      Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices for such stock on June 21,
         2000, as reported by the Nasdaq National Market.
(3)      Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933, as amended.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         -        Annual Report on Form 10-KSB for the year ended December 31,
                  1999;

         -        Quarterly Report on Form 10-QSB for the quarter ended
                  March 31, 2000;

         - Description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21534) filed on June 23, 2000;

         - Current Reports on Form 8-K filed on April 27, 2000, April 26, 2000, March 23, 2000, March 3, 2000, February 29, 2000, and
                  January 19, 2000; and

         -        Definitive Schedule 14A (Proxy Statement) filed on April 28,
                  2000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation, we shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article 6.2 of our Bylaws provides that we will indemnify our directors, officers, employees and agents, past or present, and persons serving as such of another corporation or entity at our request, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Section 302A.521.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.
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
Exhibit
Number            Description
------            -----------
4.1               Articles of Incorporation, as amended and restated
                  (incorporated by reference to our Current Report on Form 8-K
                  (File No. 000-21534) filed October 1, 1999).

4.2 Bylaws, as amended and restated (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed December 5, 1991).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed November 27, 1991).

4.4 Rights Agreement between us and Norwest Bank Minnesota, National Association, as Rights Agent, dated as of February 19, 1998, which includes, as exhibits, the Form of Right Certificate and the Form of Summary of Rights (incorporated by reference to our Registration Statement on Form 8-A (File No. 000-21534) filed on February 20, 1998).

5                 Opinion of Jill J. Theis, Esq.

23.1              Consent of Jill J. Theis, Esq. (included in Exhibit 5).

23.2              Consent of Independent Certified Public Accountants.

24                Powers of Attorney (included on Signature Page).

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ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of June, 2000.

                             iNTELEFILM CORPORATION


                             By /s/ Christopher T. Dahl
                             ---------------------------------------------------
                                 Christopher T. Dahl
                                 President, Chief Executive Officer and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Gilbertson and Jill J. Theis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
          Signature                     Title                          Date
          ---------                     -----                          ----

 /s/Christopher T. Dahl       President, Chief Executive         June 23, 2000
 -----------------------      Officer and Chairman of the
   Christopher T. Dahl        Board (Principal Executive
                              Officer)


/s/Steven C. Smith            Chief Financial Officer            June 23, 2000
------------------------      (Principal Accounting Officer
     Steven C. Smith          and Principal Financial Officer)


 /s/Richard W. Perkins        Director                           June 23, 2000
 -----------------------
    Richard W. Perkins


 /s/Michael R. Wigley         Director                           June 23, 2000
 -----------------------
    Michael R. Wigley


 /s/William E. Cameron        Director                           June 23, 2000
 -----------------------
    William E. Cameron

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                                      II-4

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
4.1               Articles of Incorporation, as amended and restated
                  (incorporated by reference to our Current Report on Form 8-K
                  (File No. 000-21534) filed October 1, 1999).

4.2 Bylaws, as amended and restated (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed December 5, 1991).

4.3 Specimen common stock certificate (incorporated by reference to our Registration Statement on Form S-18 (File No. 33-44412) filed November 27, 1991).

4.4               Rights Agreement between us and Norwest Bank Minnesota,
                  National Association, as Rights Agent, dated as of February
                  19, 1998, which includes, as exhibits, the Form of Right
                  Certificate and the Form of Summary of Rights (incorporated by reference to our Registration Statement on Form 8-A (File No.
                  000-21534) filed on February 20, 1998).

5                 Opinion of Jill J. Theis, Esq.

23.1              Consent of Jill J. Theis, Esq. (included in Exhibit 5).

23.2              Consent of Independent Certified Public Accountants.

24                Powers of Attorney (included on Signature Page).


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